Exhibit 4.15

AGREED FORM

	ABN AMRO Bank N.V.	CIT Aerospace International
as Arranger

Proceeds and Intercreditor Deed

in respect of one (1) Airbus [**               ] aircraft with manufacturer's serial number [**               ],
registration mark [**               ] and equipped with two [Engine Type] engines

Dated

Madeleine Leasing Limited
(as Borrower and Lessor)

Various Financial Institutions
(as Original ECA Lenders)

ABN AMRO BANK N.V., Paris branch
(as French National Agent)

ABN AMRO BANK N.V., Niederlassung Deutschland
(as German National Agent)

ABN AMRO BANK N.V., London branch
(as British National Agent)

ABN AMRO BANK N.V., London branch
(as ECA Facility Agent)

ABN AMRO BANK N.V. London branch
(as Security Trustee)

Contents

1	Interpretation	1

2	The administrative parties	2

3	Undertakings of the Borrower	10

4	Decision-making process	10

5	Application of moneys	12

6	[Intentionally left blank]	15

7	Turnover of non-permitted and Default recoveries	15

8	[Intentionally left blank]	15

9	Restructuring rights	15

10	Appropriations – Finance Party rights	15

11	Borrower rights	16

12	Governing law	16

13	Dispute resolution	16

14	Counterparts	16

Contents (i)

Proceeds and Intercreditor Deed

Dated

Between

(1)

Madeleine Leasing Limited, a limited liability company incorporated under the laws of Ireland and having its registered office at 5 Harbourmaster Place, International Financial Services Centre, Dublin 1, Ireland (the Borrower);

(2)	The Financial Institutions which are the Original ECA Lenders;

(3)

ABN AMRO BANK N.V., a banking institution established under the laws of the Netherlands and acting through its office at 40, rue de Courcelles, 75388 Paris Cedex 08, France as agent for the French Lenders (in this capacity the French National Agent);

(4)

ABN AMRO BANK N.V., Niederlassung Deutschland, a banking institution established under the laws of the Netherlands whose address is Theodor Heuss Allee 80, 60486 Frankfurt am Main, Germany as agent for the German Lenders (in this capacity the German National Agent);

(5)

ABN AMRO BANK N.V., a banking institution established under the laws of the Netherlands and acting through its office at 250 Bishopsgate, London, EC2M 4AA, England as agent for the British Lenders (in this capacity the British National Agent);

(6)

ABN AMRO BANK N.V., a banking institution established under the laws of the Netherlands and acting through its office at 250 Bishopsgate, London, EC2M 4AA, England as facility agent for the ECA Lenders (in this capacity the ECA Facility Agent); and

(7)

ABN AMRO BANK N.V., a banking institution established under the laws of the Netherlands and acting through its office at 250 Bishopsgate, London, EC2M 4AA, England as security trustee for the Finance Parties (in this capacity the Security Trustee).

It is agreed:

1 1.1

Interpretation

Definitions

In this Deed:

All Parties Agreement means the agreement of the same date as this Deed relating to the aircraft referred to on the cover of this Deed and made between, inter alios, the parties to this Deed and CIT Aerospace International as Head Lessee.

1.2	Construction

	(a)	Unless otherwise defined in this Deed, capitalised terms used in this Deed have the meaning given to them in the All Parties Agreement.

	(b)	In this Deed the provisions of clause 1.2(a) to (g) (Construction) of the All Parties Agreement will be deemed to be set out herein in their entirety as if each reference to "this Agreement" were a reference instead to this Deed.

	(c)	If there is any conflict between the terms of this Deed and the terms of other Transaction Documents (other than the All Parties Agreement), this Deed prevails.

2	The administrative parties

2.1	Appointment and duties of the ECA Facility Agent

	(a)	Each Finance Party (other than the ECA Facility Agent) irrevocably appoints the ECA Facility Agent to act as its agent under the Transaction Documents.

	(b)	Each Finance Party irrevocably authorises the ECA Facility Agent to:

(i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Transaction Documents, together with any other incidental rights, powers and discretions; and

(ii) execute each Transaction Document expressed to be executed by the ECA Facility Agent.

	(c)	The ECA Facility Agent has only those duties which are expressly specified in the Transaction Documents or expressly instructed by the National Agents. These duties are solely of a mechanical and administrative nature.

2.2	Appointment and duties of the French National Agent

	(a)	Each French Lender irrevocably appoints the French National Agent to act as its agent under the Transaction Documents.

	(b)	Each French Lender irrevocably authorises the French National Agent to:

(i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Transaction Documents, together with any other incidental rights, powers and discretions; and

(ii) execute each Transaction Document expressed to be executed by the French National Agent.

	(c)	The French National Agent has only those duties which are expressly specified in the Transaction Documents. These duties are solely of a mechanical and administrative nature.

2.3	Appointment and duties of the German National Agent

	(a)	Each German Lender irrevocably appoints the German National Agent to act as its agent under the Transaction Documents.

	(b)	Each German Lender irrevocably authorises the German National Agent to:

(i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Transaction Documents, together with any other incidental rights, powers and discretions; and

(ii) execute each Transaction Document expressed to be executed by the German National Agent.

	(c)	The German National Agent has only those duties which are expressly specified in the Transaction Documents. These duties are solely of a mechanical and administrative nature.

2.4	Appointment and duties of the British National Agent

	(a)	Each British Lender irrevocably appoints the British National Agent to act as its agent under the Transaction Documents.

	(b)	Each British Lender irrevocably authorises the British National Agent to:

(i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Transaction Documents, together with any other incidental rights, powers and discretions; and

(ii) execute each Transaction Document expressed to be executed by the British National Agent.

	(c)	The British National Agent has only those duties which are expressly specified in the Transaction Documents. These duties are solely of a mechanical and administrative nature.

2.5	Appointment and duties of the Security Trustee

	(a)	Each Finance Party (other than the Security Trustee) irrevocably appoints the Security Trustee to act as its agent and trustee under the Transaction Documents.

	(b)	Each Finance Party irrevocably authorises the Security Trustee to:

(i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Transaction Documents, together with any other incidental rights, powers and discretions;

(ii) execute each Transaction Document expressed to be executed by the
Security Trustee; and

(iii) perform such other duties as are expressly instructed by the National Agents.

	(c)	The Security Trustee has only those duties which are expressly specified in the Transaction Documents or such other duties as are expressly instructed by the National Agents.

2.6	No fiduciary duties Except as specifically provided in a Transaction Document:

	(a)	nothing in the Transaction Documents makes an ECA Administrative Party (other than the Security Trustee) a trustee or fiduciary for any other Party or any other person; and

	(b)	unless expressly provided to the contrary in the Transaction Documents, no ECA Administrative Party (other than the Security Trustee) need hold on trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

2.7	Individual position of an ECA Administrative Party

	(a)	If it is also an ECA Lender, each ECA Administrative Party has the same rights and powers under the Transaction Documents as any other ECA Lender and may exercise those rights and powers as though it were not an ECA Administrative Party.

	(b)	Each ECA Administrative Party may:

(i) carry on any business with the Borrower or the Head Lessee or their respective related entities (including acting as an agent or a trustee for any other financing); and

(ii) unless expressly provided to the contrary in the Transaction Documents, retain any profits or remuneration it receives under the Transaction

Documents or in relation to any other business it carries on with the Borrower or the Head Lessee or their respective related entities.

	(c)	In acting as an ECA Administrative Party, the agency or trustee division of that ECA Administrative Party is treated as a separate entity from its other divisions and departments.

2.8	Reliance An ECA Administrative Party may:

	(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

	(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within its knowledge or within its power to verify;

	(c)	engage, pay for and rely on professional advisers selected by it (including those already representing a Party or an Export Credit Agency); and

	(d)	act under the Transaction Documents through its personnel and agents.

2.9	Instructions of National Agents

	(a)	Each Finance Party acknowledges and agrees that, except as otherwise provided in the Transaction Documents, in the exercise of any right, power or discretion or any matter not expressly provided for in the Transaction Documents:

(i) the ECA Facility Agent and the Security Trustee shall act in accordance with the instructions of the National Agents; and

(ii) each of the National Agents shall act in accordance with the instructions, directly or indirectly, of the appropriate Export Credit Agency under its respective ECA Support Arrangements.

	(b)	Each ECA Administrative Party shall have no liability to the other Finance Parties if it acts on instructions provided in accordance with Clause 2.9(a). Any such instructions will be binding on the relevant Finance Parties. In the absence of such instructions, and within a reasonable period of time following written request from the relevant ECA Administrative Party, such ECA Administrative Party may act as it considers to be in the best interests of all the relevant Finance Parties and the Export Credit Agencies subject always to the ECA Support Arrangements.

	(c)	Each ECA Administrative Party may assume that, unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party has not been exercised.

	(d)	Clause 2.9(a) shall not interfere with the exercise of rights of the ECA Facility Agent or the Security Trustee to require the Borrower or the Head Lessee to comply with its notification obligations to such ECA Administrative Party or to the Borrower or otherwise to prevent such ECA Administrative Party, in accordance with the terms of this Deed, in carrying out its day to day management and administration functions relating to the Aircraft under or in relation to the Transaction Documents.

	(e)	Subject to Clause 2.9(a), no ECA Administrative Party is authorised to act on behalf of an ECA Lender (without first obtaining that ECA Lender's consent) in any legal or arbitration proceedings in connection with any Transaction Document.

2.10	Responsibility

	(a)	No ECA Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Transaction Document.

	(b)	No ECA Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Transaction Document or any other document.

	(c)	Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms that it:

(i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Transaction Documents (including the financial condition and affairs of the Borrower, the Guarantor and the Head Lessee and their respective related entities and the nature and extent of any recourse against any Party or its assets); and

(ii) has not relied exclusively on any information provided to it by any other Finance Party in connection with any Transaction Document.

2.11	Exclusion of liability

	(a)	No ECA Administrative Party is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Transaction Document, unless directly caused by its gross negligence or wilful misconduct.

	(b)	No Party (other than the ECA Administrative Party itself) may take any proceedings against any officer, employee or agent of any ECA Administrative Party in respect of any claim it might have against the ECA Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Transaction Document. Any officer, employee or agent of an ECA Administrative Party may rely on this Clause 2.11 and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

	(c)	No ECA Administrative Party is liable for any delay (or any related consequences) in crediting an account with an amount required under the Transaction Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

	(d)	Nothing in the Transaction Documents will oblige any ECA Administrative Party to satisfy any know your customer requirements in relation to the identity of any person on behalf of any Finance Party.

	(e)	Each Finance Party confirms to each ECA Administrative Party that that Finance Party is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

2.12	Information

	(a)	Each ECA Administrative Party shall, upon receipt of the original or a copy of any document which is delivered to that ECA Administrative Party by a Party for any person, promptly forward it to that person.

	(b)	If an ECA Administrative Party learns that the ECA Support Arrangement from any Export Credit Agency or any requisite approval of the competent authorities of the

French Republic, the Federal Republic of Germany or the United Kingdom has ceased to be in full force and effect, that ECA Administrative Party shall promptly notify the other ECA Administrative Parties accordingly.

	(c)	The Security Trustee and the ECA Facility Agent shall each promptly notify each of the National Agents of the contents of each notice it receives from any person in connection with the Transaction Documents and each National Agent shall notify the same to each of its respective Lenders and the relevant Export Credit Agency.

	(d)	Except where a Transaction Document specifically provides otherwise, none of the ECA Administrative Parties is obliged to review or check the adequacy, accuracy or completeness of any document it forwards pursuant to the Transaction Documents.

	(e)	Except where a Transaction Document specifically provides otherwise, no ECA Administrative Party has any duty:

(i) either initially or on a continuing basis to provide any other Finance Party with any credit or other information concerning the risks arising under or in connection with the Transaction Documents (including any information relating to the financial condition or affairs of the Borrower, the Guarantor or the Head Lessee or its related entities or the nature or extent of recourse against the Borrower, the Guarantor or the Head Lessee or their respective assets) whether coming into its possession before, on or after the date of this Deed; or

(ii) unless specifically requested to do so by a Finance Party in accordance with a Transaction Document, to request any certificate or other document from any person.

	(f)	Subject to any relevant ECA Support Arrangements, any information acquired by an ECA Administrative Party which, in its opinion, is acquired by it other than in its capacity as an ECA Administrative Party may be treated as confidential by the ECA Administrative Party and will not be treated as information possessed by the ECA Administrative Party in its capacity as such.

	(g)	No ECA Administrative Party is obliged to disclose to any person any confidential information supplied to it by the Head Lessee or the Borrower solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Transaction Documents.

	(h)	Each Party irrevocably authorises each ECA Administrative Party to disclose to the other ECA Administrative Parties any information which, in its opinion, is received by it in its capacity as an ECA Administrative Party.

2.13

Compliance

Each ECA Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion (acting reasonably), constitute a breach of any Applicable Law or be otherwise actionable at the suit of any person, and may do anything which, in its opinion (acting reasonably), is necessary or desirable to comply with any Applicable Law.

2.14	Resignation of an ECA Administrative Party

	(a)	Subject to Clause 2.14(d), an ECA Administrative Party may resign and appoint any of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

	(b)	Alternatively, and subject to Clause 2.14(d), an ECA Administrative Party may resign by giving notice to the Finance Parties, the Head Lessee and the Borrower, in which case:

	(i)	the relevant French Lenders, German Lenders and British Lenders, as appropriate, (in the case of a replacement National Agent);

	(ii)	the National Agents (in the case of a replacement ECA Facility Agent); or

	(iii)	the National Agents (in the case of a replacement Security Trustee),

may appoint a successor for such resigning ECA Administrative Party.

(c)

If no successor has been appointed under Clause 2.14(b) within thirty (30) days after notice of resignation was given, subject to Clause 2.14(d), the retiring ECA Administrative Party may appoint a successor in consultation with the relevant Finance Parties referred to in Clause 2.14(b).

(d)	Any such resignation and appointment of a successor is subject to:

	(i)	the approval in writing of each Relevant Export Credit Agency prior to its appointment;

	(ii)	in the case of the resignation and appointment of a successor Security Trustee, evidence satisfactory to each Export Credit Agency that neither the Security nor the interests of the Finance Parties would be adversely affected or prejudiced by such resignation or appointment; and

	(iii)	unless otherwise agreed by the Relevant Export Credit Agency, in the case of a successor National Agent, such person fulfilling its role of National Agent out of an office in the same jurisdiction as the relevant office of the resigning National Agent.

where Relevant Export Credit Agency means, in relation to:

	(aa)	the ECA Facility Agent or the Security Trustee, each Export Credit Agency; and

	(bb)	a National Agent, the Export Credit Agency of the country which its National Agent represents.

(e)

The resignation of an ECA Administrative Party and the appointment of any successor ECA Administrative Party will both become effective only upon the successor duly executing and delivering an Accession Deed. Thereupon, the successor ECA Administrative Party will succeed to the position of the resigning ECA Administrative Party and the term ECA Facility Agent, French National Agent, German National Agent, British National Agent or Security Trustee, as applicable, will mean the successor.

(f)

The resigning ECA Administrative Party shall, at its own cost, make available to the successor ECA Administrative Party such documents and records and provide such assistance as the successor ECA Administrative Party may reasonably request for the purposes of performing its functions as an ECA Administrative Party under the Transaction Documents.

(g)

In the case of a resignation of the Security Trustee pursuant to the terms of this Clause 2.14, the Borrower and the Finance Parties shall take whatever action the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Transaction Documents or to ensure that the Security Documents constitute perfected and enforceable security in its favour.

(h)

Upon the resigning ECA Administrative Party's resignation becoming effective, the provisions of the Transaction Documents will continue to apply in relation to the retiring ECA Administrative Party in respect of any action taken or not taken by it in connection with the Transaction Documents while it was an ECA Administrative Party, and, subject to paragraph (f) above, it will have no further obligations under any Transaction Document.

	(i)	The ECA Lenders may, by notice to an ECA Administrative Party, require it to resign under Clause 2.14(b).

2.15	Relationship with ECA Lenders

	(a)	Each ECA Administrative Party may treat each relevant Finance Party as a Finance Party, entitled to payments under this Deed and the other Transaction Documents and as acting through its Facility Office(s) until it has received not less than five (5) Business Days' prior written notice from that Finance Party to the contrary.

	(b)	The ECA Facility Agent may at any time, and shall if requested to do so by the National Agents, convene a meeting of the ECA Lenders.

	(c)	The ECA Facility Agent shall keep a register of all the relevant Finance Parties and supply any other party to the ECA Loan Agreement with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Deed.

2.16

ECA Administrative Party and Export Credit Agency's management time

Each ECA Administrative Party and Export Credit Agency may receive Management Time Expenses incurred by it under the Transaction Documents after the date of this Deed or payable to it under any other term of the Transaction Documents but only to the extent:

	(a)	if no Event of Default is continuing, the Head Lessee pays the same pursuant to an express provision of the Transaction Documents; or

	(b)	if an Event of Default is continuing, expressly available for such purpose pursuant to Clause 5 (Application of moneys).

2.17	Security Trustee as trustee

	(a)	Except as provided in Clause 2.17(b), the Security Trustee holds:

(i) the Security; and

(ii) all other assets paid to, held by or received or recovered by it under or in connection with the Transaction Documents and the Security Documents,

on trust for the Secured Parties.

	(b)	Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Acts 1925 and 2000 and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

2.18

Responsibility

The Security Trustee is not responsible to any Relevant Party for any failure in perfecting or protecting any Security, unless directly caused by its negligence or misconduct. This failure includes any failure to:

	(a)	make any necessary registration, recording or filing of or otherwise protect the relevant Security under any law in any jurisdiction;

	(b)	give notice to any person of the execution of any Security Document; or

	(c)	obtain any authorisation for the creation of any Security.

2.19

Title

The Security Trustee may accept without enquiry the title (if any) which the Borrower or the Head Lessee may have to any asset over which any Security is intended to be created by a Security Document.

2.20

Investments

Except as otherwise provided in any Security Document, all moneys which are received by the Security Trustee under that Security Document may, until such moneys are distributed pursuant to Clause 5 (Application of moneys), be placed on deposit in the name of or under the control of the Security Trustee at such bank or institution (including itself) and upon such terms as it may think fit.

2.21	Authority Each Finance Party:

	(a)	confirms its approval of each Security Document; and

	(b)	authorises the Security Trustee (by itself or by any person(s) as it may nominate) to execute and enforce the Security Documents as trustee, agent or in any other role and (whether or not expressly in that Finance Party's name) on its behalf in accordance with their terms and those of this Deed.

2.22

Co-operation

Each Party agrees to use reasonable endeavours to ensure that any Security is held by the Security Trustee (to the extent legally possible) for the joint benefit of the Secured Parties in accordance with the priority arrangements set out in this Deed.

2.23	Enforcement instructions Subject to Clause 2.9 (Instructions of National Agents) and without prejudice to Clause 4 (Decision-making process):

	(a)	the Security Trustee may refrain from enforcing the Security unless instructed otherwise by the National Agents;

	(b)	the National Agents may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the Security;

	(c)	the Security Trustee shall, subject to the terms of the relevant Security Document and as provided below, enforce the Security in accordance with the instructions of the National Agents; and

	(d)	the Security Trustee may, with the consent of the National Agents and without prejudice to the duties of the Security Trustee arising by operation of law, cease any such enforcement at any time.

2.24

Capabilities

If a Finance Party acts in the capacity of more than one ECA Administrative Party, it is not necessary for there to be any formal communications or instructions between such ECA Administrative Parties notwithstanding that the Transaction Documents provide otherwise and such communications and instructions will be deemed to have been made or given.

2.25 2.25.1

Delegation

Until the first anniversary of the Delivery Date and subject to the prior written consent of each of the Export Credit Agencies each of the ECA Administrative Parties may when it thinks necessary or desirable, delegate, upon such terms as each of the Export Credit Agencies may require, to any person who is an Affiliate of ABN AMRO Bank N.V. or an Affiliate of The Royal Bank of Scotland plc, all or any duties, trusts, powers, authorities and discretions vested in it hereunder or any other Transaction Document.

2.25.2	Each of the ECA Administrative Parties shall be personally liable for the actions of their delegate.

2.25.3

Each of the ECA Administrative Parties shall when delegating any duties, trusts, powers, authorities and discretions in accordance with Clause 2.25.1 exercise all reasonable skill and care in the selection of any such delegate.

2.25.4

This Clause 2.25 does not affect or otherwise prejudice the rights of the ECA Lenders to require any ECA Administrative Party together with their relevant respective delegates or sub- delegates, as the case may be, to retire in accordance with Clause 2.14(i).

2.25.5	In the event that any ECA Administrative Party wishes to retire from its appointment under this Deed, Clause 2.14 shall prevail.

3	Undertakings of the Borrower

3.1	No exercise of rights

Subject to Clause 3.2, the Borrower shall not:

(a) exercise any of its powers, discretions or termination rights under the Head Lease or any other Borrower Document (except for the ECA Loan Agreement); or

(b) request or agree to amend any provision of the Head Lease or any other Borrower Document (except for the ECA Loan Agreement),

without having first obtained the prior written consent of the ECA Facility Agent.

3.2

Exercise of rights

The Borrower shall, if so requested by notice in writing from the Security Trustee or the ECA Facility Agent, each acting upon the instructions of the National Agents, exercise those of its rights, powers or discretions under the Head Lease or any other Borrower Document (other than this Agreement or the ECA Loan Agreement), as the Security Trustee or, as the case may be, the ECA Facility Agent may require, including proceeding by appropriate court action to enforce performance by the Head Lessee of its obligations under the Head Lease, terminating the leasing of the Aircraft under the Head Lease, taking possession of the Aircraft and otherwise asserting or enforcing its rights under any of the Transaction Documents. The Security Trustee or, as the case may be, the ECA Facility Agent shall not be responsible to the Borrower if any such exercise by the such ECA Administrative Party of any of its rights and powers under or pursuant to the Borrower Documents is judged improper or to constitute a termination of any other Transaction Document.

4	Decision-making process

4.1	Notice

(a) Each Finance Party must promptly give written notice to the ECA Facility Agent and the Security Trustee if it has actual knowledge of any Event of Default, First Trigger

Event, Second Trigger Event or Net Worth Event in respect of which the ECA Facility Agent or, as the case may be, the Security Trustee has not already received a notice.

	(b)	Without prejudice to Clause 2.12 (Information):

(i) no Finance Party is obliged to monitor or enquire whether a Default, First Trigger Event, Second Trigger Event, Net Worth Event or a Mandatory Prepayment Event has occurred and is continuing;

(ii) no Finance Party shall be deemed to have knowledge of the occurrence of a Default, Mandatory Prepayment Event, Illegality Event, Increased Costs Event, First Trigger Event, Second Trigger Event or Net Worth Event.

4.2	Decision procedure

	(a)	If at any time until the Discharge Date in relation to the ECA Debt, the Security Trustee receives a notice under Clause 4.1 (Notice) or under Clause 2.12 (Information) stating that an Event of Default has or may have occurred (a Preliminary Notice) relating to a Default and, within thirty (30) days after its receipt of that notice, all of the National Agents each give written notice (a Notice of Inaction) to the Security Trustee requiring it to do so, the Security Trustee shall by notice in writing to the Borrower and the Head Lessee (a Notice) reserve all of the rights of the Finance Parties under the Transaction Documents arising on the occurrence of the relevant event.

	(b)	A Notice may, if all the National Agents so request, require the Borrower or, as the case may be, the Head Lessee to remedy such event (if capable of remedy) within thirty (30) days after the date on which the Notice is given or such other period as the National Agents may agree and notify to the Security Trustee in writing.

	(c)	Upon the expiry of the period specified in a Notice, the Security Trustee shall, if it is instructed in writing to do so by all of the National Agents and if an Event of Default is continuing, give to the Borrower and the Head Lessee a further Notice, on the same terms and conditions as the previous Notice, save only that the period given for remedying the relevant event shall be thirty (30) days after the giving of the further Notice or such other period as the National Agents may agree and notify to the Security Trustee in writing.

	(d)	If within a period of thirty (30) days following the receipt of a Preliminary Notice under Clause 4.2(a) prior to or upon the expiry of the period specified in the latest Notice given pursuant to Clause 4.2(b) or (c) (and without prejudice to the giving of any further notices under this Clause 4:

(i) not all of the National Agents have given a Notice of Inaction; or

(ii) any National Agent gives notice (a Notice for Action) in writing to the Security Trustee requiring such action to be taken,

and the Event of Default is continuing, to the extent permitted by the Transaction Documents and Applicable Law:

(aa) if the ECA Loans have not already become due and payable in accordance with the ECA Loan Agreement, the ECA Facility Agent shall give notice pursuant to clause 14.14 (Acceleration) of the ECA Loan Agreement; and

(bb) the Security Trustee shall take such steps as may be available to it and as may be prudent to enforce the Security in accordance with the instructions of the National Agents.

	(e)	If any National Agent has given a Notice for Action pursuant to this Clause 4.2 and one or more National Agents gives (a) Notice(s) for Inaction pursuant to this Clause 4.2, the Security Trustee may disregard the Notice(s) for Inaction and shall act in accordance with the Notice for Action.

4.3	Enforcement None of the ECA Lenders:

	(a)	has any independent power to enforce any of the Security Documents, to exercise any rights, discretions or powers or to grant any consents or releases under the Transaction Documents; or

	(b)	otherwise have direct recourse to the Security,

and, if there is an inconsistency between this provision and any other provision in a Transaction Document, this provision will prevail.

5 5.1

Application of moneys

Application

While no Event of Default is continuing, the Proceeds shall, except as otherwise provided in this Clause 5 and subject to Clause 7 (Turnover of non-permitted and Default recoveries), be applied by the Finance Parties in the manner contemplated by the Transaction Documents.

5.2

Application of Proceeds

If an Event of Default is continuing, each Party shall pay any Proceeds received by it (other than pursuant to a distribution under this Clause 5.2) to the Security Trustee and the Security Trustee shall apply all Proceeds in the following order:

	(a)	first, in or towards payment of any costs and expenses duly incurred by any ECA Administrative Party under or in connection with the Transaction Documents in relation to the enforcement of any Security or otherwise arising from an Event of Default (other than Break Costs, any ECA Lender's administrative fees and Management Time Expenses and any interest payable thereon) pro rata to each ECA Administrative Party;

	(b)	secondly, in or towards payment to each National Agent (in the Relevant Proportion of the amount available for distribution for such purpose) for the account of each ECA Lender of such ECA Lender's Pro Rata Share of the following elements of the ECA Debt then due but unpaid in the following order:

(i) first, in or towards payment of interest due but unpaid under the ECA Loan Agreement; and

(ii) second, in or towards payment of any principal due but unpaid under the ECA Loan Agreement;

	(c)	thirdly, in or towards payment to each National Agent (for the account of the relevant ECA Lenders or Export Credit Agency) and to each relevant ECA Administrative Party for its own account, pro rata, of any Break Costs to the extent covered by the Export Credit Agencies;

	(d)	fourthly, in or towards payment to each Finance Party pro rata of any other amounts, to the extent covered by the Export Credit Agencies, due and owing but unpaid to such ECA Finance Party pursuant to any Transaction Document under or in connection with the ECA Loan;

	(e)	fifthly, in or towards payment to each Finance Party pro rata of any other amounts, to the extent that the same are not covered under Clauses 5.2(b) to (d), due and owing but unpaid to such Finance Party pursuant to any Transaction Document under or in connection with the ECA Loan;

	(f)	sixthly, in or towards payment to the ECA Administrative Parties, Export Credit Agencies or each applicable security trustee of amounts due but unpaid pursuant to the Other Transaction Documents for application in accordance with the relevant Other Transaction Documents in such order or proportions as are applicable under the relevant documents or as directed by the Export Credit Agencies, as applicable;

	(g)	seventhly, in or towards payment to the applicable security trustee or security agent of amounts due but unpaid under any loan or other agreements supported by the Export Credit Agencies in respect of the Other ECA Indebtedness for application in accordance with the terms of the relevant documentation in respect of the Other ECA Indebtedness in such order or proportions as are applicable under the relevant documents or as directed by the Export Credit Agencies, as applicable;

	(h)	eighthly, in or towards payment to the Borrower (or other person entitled thereto) of amounts owing to it under the Transaction Documents (to the extent not already paid or deemed to have been paid);

	(i)	ninthly, in or towards payment to the Servicing Agent of amounts owing to it under the Servicing Agreement (to the extent not already paid or deemed to have been paid); and

	(j)	tenthly, any balance to be paid to the Head Lessee (or other person entitled thereto) pursuant to clause 21.3 (Return of surplus Proceeds) of the All Parties Agreement.

5.3	Total Loss Proceeds Any Total Loss Proceeds received by the Relevant Agent shall be applied in accordance with Clause 5.2 (Application of Proceeds).

5.4	Retention of surplus

	(a)	At any time while an Event of Default is continuing, if the Security Trustee has been instructed by the National Agents that further sums which are not currently due and payable to a Party may become due and payable to such Party, any Proceeds received by the Security Trustee up to the amount of such further sums may be retained by the Security Trustee and, instead of being applied in or towards the discharge of amounts owing to any creditor ranking below such Party pursuant to Clause 5.2 (Application of Proceeds), the Security Trustee may credit the amount to an interest-bearing suspense account (with interest at market rates being credited to that account) for payment of such amount to such Party as and when it becomes due.

	(b)	Any amounts received by the Security Trustee pursuant to Clause 7 (Turnover of non-permitted and Default recoveries) or clauses 10.3(f) (Second Trigger Event), 14.6.2 (Tax Credit) or 26.1.2 (Substitution of Aircraft) of the All Parties Agreement, shall be applied in accordance with Clause 5.2 (Application of Proceeds), except that if a Default (but not an Event of Default) is continuing, such amounts shall be held in an interest bearing suspense account (with interest at market rates credited to that account) and:

(i) if the Default ceases to continue, any amounts so held shall be:

(aa) if such amounts were received pursuant to Clause 7 (Turnover of non-permitted and Default recoveries), returned to the Finance Party (or, as the case may be, the relevant National Agent for the account of such Finance Party) which paid them to the Security Trustee for application in accordance with the Transaction Documents;

(bb) if such amounts were received pursuant to 10.3(f) (Second Trigger Event) of the All Parties Agreement, either paid into the Security Deposit Account or, if at that time no Second Trigger Event is continuing, paid to the Head Lessee;

(cc) if such amounts were received pursuant to clause 14.6.2 (Tax Credit) of the All Parties Agreement, paid to the Party who would have been entitled to payment of such amounts under that clause had no Default been continuing at the time of the original payment; or

(dd) if such amounts were received pursuant to clause 26.1.2 (Substitution of Aircraft) of the All Parties Agreement, paid to the Head Lessee; or

(ii) if an Event of Default subsequently occurs prior to their return under paragraph (a) above, such amounts shall be applied in accordance with the provisions of Clause 5.2 (Application of Proceeds).

5.5	Distribution by National Agents

	(a)	All moneys received by the National Agents with respect to amounts due under the ECA Loan Agreement under the provisions of this Clause 5 or otherwise under the ECA Loan Agreement shall:

(i) if a relevant Export Credit Agency so directs in relation to an amount paid by that Export Credit Agency under its ECA Support Arrangement, be paid to that Export Credit Agency instead of an ECA Lender by operation of the Export Credit Agency's right of subrogation; and

(ii) otherwise be distributed by them among the ECA Lenders in a different order of allocation to that set out in Clause 5.2 (Application of Proceeds) to the extent so directed by the relevant Export Credit Agencies.

	(b)	Each ECA Lender hereby irrevocably agrees with the Security Trustee on behalf of each Export Credit Agency that to the extent permitted by Applicable Law if an Export Credit Agency makes a payment to an ECA Lender under its ECA Support Arrangement that Export Credit Agency is immediately subrogated to the rights of that ECA Lender under the Transaction Documents to the extent such rights relate to such payment.

5.6	Currency Conversion

	(a)	All moneys received by the Security Trustee under this Deed in a currency other than the currency in which the relevant Loans are denominated shall be promptly sold for any one or more of the currencies in which the Loans are denominated as the Security Trustee considers necessary or desirable.

	(b)	The Borrower shall indemnify the Security Trustee against any Loss incurred in relation to any such currency conversion.

5.7

Indemnity payments

Notwithstanding the foregoing provisions of this Clause 5, any moneys received or receivable by the Security Trustee or any other Party (including, without limitation, any moneys which are paid by the insurers in respect of any third party liability) which are identified by the payer as amounts properly due to third parties (including any Party) pursuant to the indemnity provisions of the Transaction Documents or otherwise shall be paid to the Security Trustee (if appropriate) and applied by the Security Trustee in payment to such third parties unless an

Event of Default has occurred and the same is capable of being retained pursuant to Clause 5.4 (Retention of surplus) or can be applied in accordance with clause 22.10 (Insurance Proceeds) of the All Parties Agreement, as appropriate, in which case the Security Trustee shall apply the relevant amount in accordance with those provisions.

6 7

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Turnover of non-permitted and Default recoveries

If prior to the Discharge Date in respect of the ECA Debt any Finance Party receives the proceeds of any enforcement of any Security Interest or any guarantee or other assurance against financial loss for any Debt other than as allowed under this Deed, the receiving Finance Party shall hold the amount received by it on trust for the Finance Parties and immediately pay that amount to the Security Trustee for application in accordance with the provisions of this Deed.

8	[Intentionally left blank]

9	Restructuring rights

9.1	Restructuring Plan

If any Party receives a proposal for:

(a) the rescheduling or deferral, waiver or reduction or cancellation of any payments due from the Head Lessee under the Head Lease; or

(b) a restructuring for the purposes of avoiding the occurrence of a Head Lease Event of Default,

(each a Restructuring Plan) such Party shall as soon as practicable notify the ECA Facility Agent (such notice a Restructuring Notice).

9.2	Consultation Notice

(a) Following receipt of the Restructuring Notice, the ECA Facility Agent shall consult with the Export Credit Agencies and the National Agents.

(b) If any Party intends to discuss further the Restructuring Plan with the Head Lessee following the Restructuring Notice, such Party shall notify the ECA Facility Agent (any such notice a Consultation Notice).

(c) No Party or Export Credit Agency shall be under any obligation to agree or incur any liability for failure to agree, to any course of action or inaction recommended or proposed by, any Party or Export Credit Agency.

10	Appropriations – Finance Party rights Until the Discharge Date in relation to the ECA Debt, the ECA Facility Agent or the Security Trustee may:

(a) refrain from applying or enforcing any other moneys, security or right held or received by a Finance Party (or any trustee or agent on its behalf); or

(b) apply and enforce such moneys, security or right in such manner and order as it sees fit (whether against the ECA Debt or otherwise).

11

Borrower rights

The Borrower is a Party solely for the purpose of acknowledging the priorities, rights and obligations recorded in this Deed. Except for its rights to receive Proceeds under and in accordance with the provisions of Clause 5.2 (Application of Proceeds) and Clause 5.7 (Indemnity payments), the Borrower does not have any rights under this Deed and no undertaking is given (or deemed to be given) to, or for the benefit of, the Borrower.

12	Governing law

This Deed is governed by English Law.

13

Dispute resolution

The provisions of clause 32 (Dispute resolution) of the All Parties Agreement shall apply insofar as it relates to any dispute between the Parties as if set out in this Deed, mutatis mutandis.

14

Counterparts

As between the Parties, this Deed may, to the extent permitted under any applicable law, be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

This deed has been entered into as a deed and has been delivered on the date stated at the beginning of this Deed.

Signature Pages

Borrower

SIGNED, SEALED and DELIVERED	)
by Madeleine Leasing Limited	)
By	)
its lawfully appointed attorney	)
in the presence of:

Witness Signature:

Name:

Address:

Original French Lender

Executed as a Deed	)
by ABN AMRO Bank N.V., Paris branch	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:

Witness Signature:

Name:

Address:

Original German Lender

Executed as a Deed	)
by ABN AMRO Bank N.V.,	)
Niederlassung Deutschland	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:

Witness Signature:

Name:

Address:

Original British Lender

Executed as a Deed	)
by ABN AMRO Bank N.V., London branch	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:

Witness Signature:

Name:

Address:

French National Agent

Executed as a Deed	)
by ABN AMRO Bank N.V., Paris branch	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:

Witness Signature:

Name:

Address:

German National Agent

Executed as a Deed	)
by ABN AMRO Bank N.V., Frankfurt branch	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:

Witness Signature:

Name:

Address:

British National Agent

Executed as a Deed	)
by ABN AMRO Bank N.V., London branch	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:

Witness Signature:

Name:

Address:

ECA Facility Agent

Executed as a Deed	)
by ABN AMRO Bank N.V., London branch	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:

Witness Signature:

Name:

Address:

Security Trustee

Executed as a Deed	)
by ABN AMRO Bank N.V., London branch	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:

Witness Signature:

Name:

Address: